EXHIBIT 21

                                CONCORD EFS, INC.

                             LISTING OF SUBSIDIARIES



                                       State of               Percentage
Subsidiary                           Incorporation             Ownership
- --------------------------------------------------------------------------------
BUYPASS Corporation                     Georgia                   100%
BUYPASS Inco Corporation                Delaware                  100%
Cash Station, Inc.                      Delaware                  100%
Concord Computing Corporation           Delaware                  100%
Concord Equipment Sales, Inc            Tennessee                 100%
EFS Federal Savings Bank                Tennessee                 100%
EFS National Bank                       Delaware                  100%
EFS Services, Inc.                      Tennessee                 100%
EFS Transportation Services, Inc.       Tennessee                 100%
Electronic Payment Services, Inc.       Delaware                 99.9%
EPSF Corporation                        Delaware                  100%
JOT, Inc.                               Nevada                    100%
MAS Inco Corporation                    Delaware                  100%
MAS Ohio Corporation                    Delaware                  100%
MONEY ACCESS SERVICE INC.               Delaware                  100%
National Payment Systems Inc.           New York                  100%
NPSF Corporation                        Delaware                  100%
Pay Systems of America, Inc.            Tennessee                 100%
Primary Payment Systems, Inc.           Delaware                   74%
Star Networks, Inc.                     Delaware                  100%
Star Systems Assets, Inc.               Delaware                  100%
Star Systems Holdings, Inc.             Delaware                  100%
Star Systems, Inc                       Delaware                  100%
Star Systems, LLC                       Delaware                   99%
Virtual Cyber Systems, Inc.             Arizona                   100%